                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated September 12, 1997, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-34967) and related Prospectus of GameTech International, Inc. for the registration of 4,266,500 shares of its common stock.

We also consent to the incorporation by reference therein of our report dated September 12, 1997 with respect to the financial statement schedule of GameTech International, Inc. for the period from inception (April 18, 1994) through October 31, 1994 and the years ended October 31, 1995 and 1996 included in the Registration Statement (Form S-1 No. 333-34967) and related Prospectus of GameTech International, Inc. for the registration of 4,266,500 shares of its common stock.


ERNST & YOUNG LLP

Sacramento, California
October 16, 1997